UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

GoldMountain Exploration Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-51594	98-0455906
(State or other jurisdiction	(Commission	(IRS Employer of incorporation)
File Number)	Identification No.)

30-70 East Beaver Creek Rd., Richmond Hill, Ontario, Canada L4B 3B2
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (905) 882-7044

90 Reynolds St., Oakville, Ontario, L6J 3K2
(Former name or former address, if changed since last report)

Konigsberg Corporation
(Former Name)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At GoldMountain Exploration Corporation’s [formerly Konigsberg Corporation’s] (“our,” “we,” and the “Company’s”) annual meeting of shareholders held on May 10, 2007, our majority shareholder, Alex Cegielski, re-elected himself as a Director of the Company, ratified the appointment of Telford Sadovnick, P.L.L.C., as our Certified Public Accountant for the 2007 fiscal year, and approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada to change our name to “GoldMountain Exploration Corporation” (the “Amendment”).

Mr. Cegielski, held 40,000,000 shares of our common stock, representing 50.2% of our outstanding common stock as of the record date of the annual meeting, March 29, 2007 (the “Record Date”), based on 79,657,168 shares of common stock outstanding as of the Record Date. Notice of the annual meeting was sent to all shareholders of record as of the Record Date on or about April 9, 2007.

On May 16, 2007, we filed the Amendment with the Secretary of State of Nevada, which Amendment became effective immediately with the State of Nevada, but which effectiveness was delayed by approximately ten (10) days due to our requirement to provide NASD notice of our name change. As a result, our name change to GoldMountain Exploration Corporation became effective with the Over-The-Counter Bulletin Board on May 29, 2007, when our trading symbol changed to “GMEX.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoldMountain Exploration Corporation

By: /s/ Adam Cegielski
Adam Cegielski
Chief Executive Officer

Dated: May 29, 2007